Exhibit 99.1

                           [LOGO OF SOVEREIGN BANCORP]

                                                                    NEWS RELEASE

          Corporate Headquarters: 1500 Market Street, Philadelphia, Pa.

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

DATE: April 18, 2006  FINANCIAL CONTACTS:
                      Mark McCollom        610-208-6426  mmccollo@sovereignbank.com
                      Stacey Weikel        610-208-6112  sweikel@sovereignbank.com

                      MEDIA CONTACT
                      Ed Shultz            610-378-6159  eshultz1@sovereignbank.com

--------------------------------------------------------------------------------

      SOVEREIGN BANCORP, INC. ANNOUNCES 2006 FIRST QUARTER EPS OF $.38 AND
                    OPERATING/CASH EARNINGS OF $.43 PER SHARE

   FLAT TO INVERTED YIELD CURVE IMPACTED COMPANY'S EARNINGS DURING THE QUARTER

FINANCIAL HIGHLIGHTS
--------------------

o Net income for the first quarter of 2006 was $141 million. Earnings per diluted share for the first quarter of 2006 were $.38, unchanged from a year ago.
o Operating/cash earnings per diluted share for the first quarter of 2006 were $.43 per share.
o    Efficiency ratio was 52.01% in the first quarter of 2006.
o Total average assets, investments and borrowings remained relatively unchanged from fourth quarter 2005 levels.
o    Net interest margin remained flat from the fourth quarter of 2005.
o Average deposits increased to $38.4 billion, a growth rate of 10% from a year ago; average core deposits (excluding time deposits) increased to $26.8 billion, a growth rate of 3% from a year ago.
o Average loans increased to $44.2 billion, an annualized growth rate of 14% from a year ago.
o Mortgage banking revenues were $13 million in the first quarter of 2006, down from $26 million in the fourth quarter of 2005.
o    Return on average assets of .90% as compared to 1.03% a year ago.
o Operating/cash return on average assets of 1.05% as compared to 1.29% a year ago.
o Return on average tangible stockholders' equity of 19.3% as compared to 21.1% a year ago.
o Operating/cash return on tangible stockholders' equity of 22.7% as compared to 26.5% a year ago.
o Annualized net charge-offs of .26% of average loans in the first quarter of 2006.
o Tangible common equity ratio increased to 5.16% (excluding OCI) and book value per share to $16.42.
o Cash dividends increased by 33% during the quarter. Sovereign also declared a 5% stock dividend.

PHILADELPHIA, PA...Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported for the first quarter 2006, net income of $141 million, or $.38 per diluted share, as compared to $146 million, or $.38 per diluted share, for the first quarter of 2005. Net income in the first quarter of 2006 included charges related to proxy and related professional fees of $9.3 million, after-tax, or $.02 per share; net income in the first quarter of 2005 included merger and integration charges of $15.1 million, after-tax, or $.04 per share in addition to lease and contract termination charges of $3.4 million, after-tax, or $.01 per share. Sovereign's net income for the first quarter of 2006 produced annualized returns on average assets and average tangible equity of .90% and 19.3%, respectively, as compared to 1.03% and 21.1%, respectively, in the same period a year ago.

For the quarter ended March 31, 2006, Sovereign's operating/cash earnings per diluted share were $.43, which excluded the above mentioned proxy and related professional fee charges as well as $1.8 million of merger related and integration cost reversals and $11.2 million, or $.03 per share, related to amortization of intangible assets, as compared to $.46 per diluted share a year ago, which excluded the above mentioned merger and integration charges and $12.3 million, or $.03 per share, related to amortization of intangible assets. Operating/cash earnings for the first quarter of 2006 produced annualized operating/cash return on average assets and average tangible equity of 1.05% and 22.7%, respectively, as compared to 1.29% and 26.5%, respectively, in the first quarter of 2005. A reconciliation of net income to operating/cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

Commenting on results for the first quarter of 2006, Jay S. Sidhu, Sovereign's Chairman and CEO, stated, "Due to the prolonged flatness to slight inversion in the yield curve, the company is focused on stabilizing our net interest margin, controlling expense growth and maximizing generation of capital. We are disappointed that operating/cash EPS were lower than a year ago but are hopeful this trend will change by the second half of 2006."

NET INTEREST INCOME AND MARGIN

During the first quarter of 2006, Sovereign reclassified prepayment and late fees from non-interest income to interest income as a result of a classification change made by the Office of Thrift Supervision to include prepayment and late fees in net interest margin rather than fee income on regulatory reports, consistent with commercial bank call reports. Including this retroactive reclass, Sovereign reported net interest income of $404 million for the first quarter of 2006 as compared to $407 million in the first quarter of 2005. Sovereign's average loan portfolio increased by $5.3 billion over last year and $726 million on a linked quarter basis to $44.2 billion, reflecting an annualized growth rate of 7%. Sovereign's average deposits increased $3.6 billion over last year and $572 million linked quarter to $38.4 billion, reflecting an annualized growth rate of 6%.

Net interest margin was 3.00% for the first quarter of 2006 as compared to 3.01% in the fourth quarter of 2005 and 3.34% in the first quarter of 2005. The year-over-year compression in net interest margin is primarily as a result of the prolonged flatness of the yield curve, which continues to challenge the entire industry.

NON-INTEREST INCOME

Consumer and commercial banking fees increased 10% from a year ago. Consumer banking fees increased to $60.8 million, primarily driven by growth in loan fees and investment service fees. Commercial banking fees increased by $8.7 million to $39.0 million primarily driven by growth in loan fees and precious metal revenues. Fee revenues on a linked quarter basis were impacted by seasonal factors typically present in the first quarter of each year.

Mortgage banking revenues for the quarter were $13.0 million, compared to $26.5 million last quarter and $11.7 million in the same quarter a year ago. Mortgage banking revenue in the fourth quarter of 2005 included sales of mortgage and home equity loans of $22.7 million and a reversal of mortgage servicing right impairment reserves of $3.9 million; the first quarter of 2005 included a reversal of mortgage servicing right impairment of $4.0 million.

NON-INTEREST EXPENSE

G&A expenses for the quarter were $280 million, down on a linked quarter basis by $1.8 million. "Expense control in this yield curve environment remains a top priority," stated Mark R. McCollom, Sovereign's Chief Financial Officer. "Until the yield curve environment changes, we will remain particularly focused on expense control and only invest in areas where there is a compelling increase in near term revenues."

ASSET QUALITY

Asset quality remained strong in the first quarter of 2006. Annualized net charge-offs were .26% of average loans for the first quarter, compared to .21% in the fourth quarter of 2005. Non-performing assets to total assets decreased slightly from fourth quarter levels to .31%. Sovereign's provision for credit losses was $29.0 million this quarter compared to $26.0 million in the fourth quarter of 2005 and $22.0 million in the first quarter of 2005. The allowance for credit losses to total loans decreased slightly to .97% at March 31, 2006, as compared to 1.00% at December 31, 2005 and 1.09% at March 31, 2005. The allowance for credit losses to non-performing loans now stands at 239%, as compared to 231% at December 31, 2005 and 255% at March 31, 2005.

CAPITAL

Sovereign's Tier 1 leverage ratio was 6.74% at March 31, 2006. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI"), was 5.16% and including OCI was 4.81%. The equity to assets ratio was 9.07% at March 31, 2006. Sovereign Bank's Tier 1 leverage ratio was 6.96% and the Bank's risk-based capital ratio was 10.95% at March 31, 2006.

Based upon our April 17 stock price of $21.70, Sovereign is trading at a P/E of 11.9x analysts mean 2006 estimate. The book value per share at March 31, 2006 was $16.42.

ABOUT SOVEREIGN

Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a $65 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 10,000 team members with principal markets in the Northeast United States. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit (http://www.sovereignbank.com) or call 1-877-SOV-BANK.

Interested parties will have the opportunity to listen to a live web-cast of Sovereign's First Quarter 2006 earnings call on Tuesday, April 18 beginning at 5:00 p.m. ET at www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or

The web-cast and replay can be accessed anytime from 5:00 p.m. ET on Tuesday, April 18 through 12:00 a.m. ET on Wednesday, July 19, 2006. Questions may be submitted during the call via email to investor@sovereignbank.com . A telephone replay will be accessible from 6:00 p.m. ET on Tuesday, April 18, 2006 through 12:00 a.m. ET (midnight) on Monday, April 24 by dialing 800-642-1687, confirmation id #7005624.
                                     --END--

Note:

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating/Cash Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating/cash earnings for 2005 and 2006 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, proxy and related professional fees and the amortization of intangible assets. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(unaudited)
================================================================================

                                                                      QUARTER ENDED
                                           -------------------------------------------------------------------
(dollars in millions, except                 MAR. 31       DEC. 31       SEPT. 30       JUNE 30       MAR. 31
      per share data)                         2006          2005           2005          2005          2005
--------------------------------------------------------------------------------------------------------------
OPERATING DATA
--------------

Net income                                 $    141.4    $    165.5     $    181.0    $    183.5    $    146.2
Net income for EPS purposes                     147.7         171.8          187.4         189.8         152.5
Operating/cash earnings for EPS
 purposes (1)                                   166.4         187.2          197.2         196.5         183.3
Net interest income (2)                         404.0         403.2          408.3         413.2         407.3
Provision for credit losses                      29.0          26.0           20.0          22.0          22.0
Total fees and other income before
 securities transactions (2)                    134.3         159.9          158.2         148.6         124.3
Net gain (loss) on investment
 securities                                       0.0          (1.3)           1.7           3.4           8.0
G&A expense                                     280.0         281.8          276.9         273.4         257.1
Other expenses                                   44.8          40.0           32.6          27.1          63.8
--------------------------------------------------------------------------------------------------------------

PERFORMANCE STATISTICS
----------------------

BANCORP

Net interest margin (2)                          3.00%         3.01%          3.13%         3.21%         3.34%
Return on average assets                         0.90%         1.03%          1.17%         1.22%         1.03%
Operating/cash return on average
 assets (1)                                      1.05%         1.17%          1.27%         1.31%         1.29%
Return on average equity                         9.72%        11.49%         12.61%        12.92%        10.61%
Operating/cash return on average
 equity (1)                                     11.45%        13.00%         13.74%        13.84%        13.30%
Return on average tangible equity               19.29%        23.67%         26.24%        27.15%        21.09%
Operating/cash return on average
 tangible equity (1)                            22.71%        26.78%         28.58%        29.09%        26.45%
Annualized net loan charge-offs to
 average loans                                   0.26%         0.21%          0.18%         0.19%         0.20%
Efficiency ratio (3)                            52.01%        50.04%         48.87%        48.67%        48.36%

PER SHARE DATA
--------------

Basic earnings per share                   $     0.39    $     0.46     $     0.50    $     0.50    $     0.40
Diluted earnings per share                       0.38          0.44           0.48          0.47          0.38
Operating/cash earnings per share (1)            0.43          0.48           0.50          0.49          0.46
Dividend declared per share                      .060          .060           .040          .040          .030
Book value (4)                                  16.42    $    16.21          15.81         15.70         15.22
Common stock price:
  High                                          22.61         23.49          24.72         22.70         23.73
  Low                                           20.55         20.63          21.69         20.13         21.89
  Close                                    $    21.91    $    21.62     $    22.04    $    22.34    $    22.16
Weighted average common shares:
  Basic                                         358.9         357.8          360.3         367.9         368.9
  Diluted                                       390.8         390.1          393.1         400.4         401.3
End-of-period common shares:
  Basic                                         359.3         358.4          358.5         365.8         374.8
  Diluted                                       391.1         390.5          390.7         398.3         407.4
--------------------------------------------------------------------------------------------------------------

NOTES:

     (1) Operating/cash earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, amortization of intangible assets, proxy and related professional fees, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.
     (2) In accordance with regulatory reporting guidance issued in the first quarter of 2006, Sovereign reclassified loan prepayment fees and late fees from non-interest income to interest income. Prior periods were reclassified to conform to the current period presentation.
     (3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
     (4) Book value equals stockholders' equity at period-end divided by common shares outstanding.

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(unaudited)
================================================================================

                                                                      QUARTER ENDED
                                           -------------------------------------------------------------------
                                             MAR. 31       DEC. 31       SEPT. 30       JUNE 30       MAR. 31
(dollars in millions)                         2006          2005           2005          2005          2005
--------------------------------------------------------------------------------------------------------------

FINANCIAL CONDITION DATA:
-------------------------

GENERAL
-------
  Total assets                             $   65,060    $   63,679     $   62,960    $   59,940    $   58,942
  Loans                                        45,164        43,804         42,692        41,267        40,320
  Total deposits and customer
   related accounts:                           38,820        37,978         37,333        36,102        36,686
    Core deposits and other
     customer related accounts                 27,143        26,639         27,395        26,683        27,225
    Time deposits                              11,678        11,339          9,937         9,419         9,461
  Borrowings                                   19,216        18,721         18,897        17,069        15,555
  Minority interests                              206           206            205           205           204
  Stockholders' equity                          5,900         5,811          5,668         5,743         5,705
  Goodwill                                      2,715         2,717          2,714         2,714         2,721
  Core deposit intangible                         197           214            232           250           269

ASSET QUALITY
-------------
  Non-performing assets                    $    200.5    $    205.6     $    181.1    $    173.2    $    186.9
  Non-performing loans                     $    183.5    $    189.5     $    169.9    $    162.4    $    171.9
  Non-performing assets to total assets          0.31%         0.32%          0.29%         0.29%         0.32%
  Non-performing loans to total loans            0.41%         0.43%          0.40%         0.39%         0.43%
  Allowance for credit losses              $    438.5    $    437.8     $    436.8    $    442.5    $    437.7
  Allowance for credit losses
    to total loans                               0.97%         1.00%          1.02%         1.07%         1.09%
  Allowance for credit losses
    to non-performing loans                       239%          231%           257%          272%          255%

CAPITALIZATION - BANCORP (1)
----------------------------
  Stockholders' equity to total assets           9.07%         9.13%          9.00%         9.58%         9.68%
  Tier 1 leverage capital ratio                  6.74%         6.68%          6.48%         6.86%         6.96%
  Tangible equity to tangible
   assets, excluding OCI                         5.16%         5.05%          4.84%         5.13%         5.22%
  Tangible equity to tangible
   assets, including OCI                         4.81%         4.73%          4.54%         4.88%         4.86%

CAPITALIZATION - BANK (1)
-------------------------
  Stockholders' equity to total assets          10.59%        10.61%         10.46%        11.30%        11.59%
  Tier 1 leverage capital ratio                  6.96%         6.84%          6.58%         7.16%         7.44%
  Tier 1 risk-based capital ratio                8.50%         8.21%          7.91%         8.64%         8.93%
  Total risk-based capital ratio                10.95%        10.66%         10.42%        11.27%        11.59%

     (1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
================================================================================

                                              MAR. 31          DEC. 31          SEPT. 30
(dollars in thousands)                          2006             2005             2005
-------------------------------------------------------------------------------------------
ASSETS
Cash and amounts due
 from depository institutions              $      997,447   $    1,131,936   $    1,438,240
Investments:
    Available-for-sale                          7,063,492        7,258,402        7,547,170
    Held-to-maturity                            4,936,066        4,647,627        4,500,881
    Other investments                             670,353          651,299          696,859
-------------------------------------------------------------------------------------------
       Total investments                       12,669,911       12,557,328       12,744,910
-------------------------------------------------------------------------------------------
Loans:
    Commercial                                 17,250,897       16,635,646       16,222,920
    Consumer                                   27,913,516       27,168,201       26,468,719
-------------------------------------------------------------------------------------------
       Total loans                             45,164,413       43,803,847       42,691,639
Less allowance for loan losses                   (421,860)        (419,599)        (418,353)
-------------------------------------------------------------------------------------------
        Total loans, net                       44,742,553       43,384,248       42,273,286
-------------------------------------------------------------------------------------------
Premises and equipment, net                       408,119          412,017          401,868
Accrued interest receivable                       275,343          286,300          265,120
Goodwill                                        2,715,217        2,716,826        2,714,073
Core deposit intangible                           196,756          213,975          231,740
Bank owned life insurance                       1,027,403        1,018,125        1,006,820
Other assets                                    2,027,191        1,957,971        1,884,316
-------------------------------------------------------------------------------------------
       Total assets                        $   65,059,940   $   63,678,726   $   62,960,373
                                           ================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits and other customer
 related accounts:
    Core and other customer
     related accounts                      $   27,142,655   $   26,639,246   $   27,395,257
    Time deposits                              11,677,492       11,338,460        9,937,334
-------------------------------------------------------------------------------------------
       Total                                   38,820,147       37,977,706       37,332,591
-------------------------------------------------------------------------------------------
Borrowings and other debt
 obligations                                   19,216,159       18,720,897       18,897,237
Other liabilities                                 917,661          963,764          857,530
-------------------------------------------------------------------------------------------
       Total liabilities                       58,953,967       57,662,367       57,087,358
-------------------------------------------------------------------------------------------
Minority interests                                206,141          205,660          205,176
Stockholders' equity:
    Common Stock                                3,657,038        3,657,543        3,649,507
    Warrants and stock options                    335,717          337,346          337,156
    Unallocated ESOP shares                       (21,396)         (21,396)         (23,707)
    Treasury stock                               (466,328)        (478,734)        (467,265)
    Accumulated other
     comprehensive loss                          (211,760)        (170,798)        (170,619)
    Retained earnings                           2,606,561        2,486,738        2,342,767
-------------------------------------------------------------------------------------------
       Total stockholders' equity               5,899,832        5,810,699        5,667,839
-------------------------------------------------------------------------------------------
       Total liabilities and
        stockholders' equity               $   65,059,940   $   63,678,726   $   62,960,373
                                           ================================================

                                              JUNE 30          MAR. 31
(dollars in thousands)                          2005             2005
--------------------------------------------------------------------------
ASSETS
Cash and amounts due
 from depository institutions              $    1,176,891   $      981,674
Investments:
    Available-for-sale                          6,919,987        7,134,372
    Held-to-maturity                            4,055,135        3,839,848
    Other investments                             609,977          574,981
--------------------------------------------------------------------------
       Total investments                       11,585,099       11,549,201
--------------------------------------------------------------------------
Loans:
    Commercial                                 16,152,017       15,363,592
    Consumer                                   25,115,462       24,956,412
--------------------------------------------------------------------------
       Total loans                             41,267,479       40,320,004
Less allowance for loan losses                   (424,711)        (421,446)
--------------------------------------------------------------------------
        Total loans, net                       40,842,768       39,898,558
--------------------------------------------------------------------------
Premises and equipment, net                       391,140          394,604
Accrued interest receivable                       247,505          258,849
Goodwill                                        2,713,894        2,720,651
Core deposit intangible                           250,025          268,528
Bank owned life insurance                         996,645          992,426
Other assets                                    1,736,089        1,877,557
--------------------------------------------------------------------------
      Total assets                         $   59,940,056   $   58,942,048
                                           ===============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits and other customer related
 accounts:
    Core and other customer related
     accounts                              $   26,682,873   $   27,224,877
    Time deposits                               9,418,691        9,460,879
--------------------------------------------------------------------------
       Total                                   36,101,564       36,685,756
--------------------------------------------------------------------------
Borrowings and other debt obligations          17,068,806       15,554,598
Other liabilities                                 822,136          792,191
--------------------------------------------------------------------------
       Total liabilities                       53,992,506       53,032,545
--------------------------------------------------------------------------
Minority interests                                204,721          204,286
Stockholders' equity:
    Common Stock                                3,636,750        3,609,269
    Warrants and stock options                    339,517          346,116
    Unallocated ESOP shares                       (23,707)         (23,707)
    Treasury stock                               (280,223)         (64,495)
    Accumulated other
     comprehensive loss                          (105,727)        (169,312)
    Retained earnings                           2,176,219        2,007,346
--------------------------------------------------------------------------
       Total stockholders' equity               5,742,829        5,705,217
--------------------------------------------------------------------------
       Total liabilities and
        stockholders' equity               $   59,940,056   $   58,942,048
                                           ===============================

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
================================================================================

                                                                 QUARTER ENDED
                                   ------------------------------------------------------------------------
(dollars in thousands, except         MAR. 31        DEC. 31       SEPT. 30        JUNE 30        MAR. 31
per share data)                        2006           2005           2005           2005           2005
-----------------------------------------------------------------------------------------------------------
INTEREST AND DIVIDEND
 INCOME:
   Interest on
    interest-earning
    deposits                       $      2,116   $      2,605   $      2,022   $      1,896   $      2,233
   Interest on
    investment
    securities
     Available for sale                  90,095         91,163         86,411         91,123         90,995
     Held to maturity                    53,553         51,225         47,624         45,091         45,119
     Other                                5,603          4,971          4,443          4,755          3,889
   Interest on loans                    688,166        661,072        620,742        577,220        527,988
-----------------------------------------------------------------------------------------------------------
       Total interest and dividend
        income                          839,533        811,036        761,242        720,085        670,224
-----------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
    Deposits and related customer
     accounts                           231,837        201,449        169,084        139,879        114,178
    Borrowings                          203,738        206,344        183,817        167,047        148,700
-----------------------------------------------------------------------------------------------------------
        Total interest
         expense                        435,575        407,793        352,901        306,926        262,878
-----------------------------------------------------------------------------------------------------------
        Net interest
         income                         403,958        403,243        408,341        413,159        407,346
Provision for credit
 losses                                  29,000         26,000         20,000         22,000         22,000
-----------------------------------------------------------------------------------------------------------
        Net interest
         income after
         provision for
         credit losses                  374,958        377,243        388,341        391,159        385,346
-----------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
    Consumer banking
     fees                                60,798         64,696         65,738         65,833         60,349
    Commercial banking
     fees                                39,016         46,699         39,519         32,734         30,323
    Mortgage banking
     revenue (1)                         12,992         26,501         28,671         21,290         11,655
    Capital markets
     revenue                              3,889          4,053          5,382          3,700          4,686
    Bank owned life
     insurance income                    11,327         11,398         12,066         12,918         10,903
    Other                                 6,319          6,538          6,856         12,092          6,351
-----------------------------------------------------------------------------------------------------------
      Total fees and
       other income
       before security
       gains                            134,341        159,885        158,232        148,567        124,267
     Net gain/(loss)
      on securities                           -         (1,296)         1,675          3,355          7,979
-----------------------------------------------------------------------------------------------------------
       Total non-interest
        income                          134,341        158,589        159,907        151,922        132,246
-----------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
General and administrative
     Compensation and benefits          143,778        137,452        140,532        135,803        125,125
     Occupancy and
      equipment                          64,193         61,679         61,096         61,348         62,870
     Technology
      expense                            21,566         22,562         21,349         21,606         18,668
     Outside services                    14,755         17,174         15,362         13,805         14,648
     Marketing expense                   10,222         15,103         14,455         11,757         11,047
     Other
      administrative
      expenses                           25,465         27,828         24,107         29,072         24,756
-----------------------------------------------------------------------------------------------------------
        Total general and
         administrative                 279,979        281,798        276,901        273,391        257,114
OTHER EXPENSES:
  Amortization of core
   deposit intangibles                   17,219         17,766         18,284         18,815         18,956
  Other minority
   interest expense                       5,992          5,951          5,837          5,752          5,668
  Equity method
   investments                           10,042         10,268         11,656         10,966         10,770
  Loss on debt
   extinguishment                             -            187              -              -              -
  Proxy and professional
   fees                                  14,337          5,827              -              -              -
  Lease and contract
   termination charges                        -              -         (1,222)             -          5,204
  Merger-related and
   integration charges                   (2,798)             -         (2,000)        (8,447)        23,191
-----------------------------------------------------------------------------------------------------------
        Total other
         expenses                        44,792         39,999         32,555         27,086         63,789
-----------------------------------------------------------------------------------------------------------
            Total non-interest
             expense                    324,771        321,797        309,456        300,477        320,903
-----------------------------------------------------------------------------------------------------------
         Income before income taxes     184,528        214,035        238,792        242,604        196,689
Income tax expense                       43,130         48,540         57,749         59,133         50,538
-----------------------------------------------------------------------------------------------------------
         Net income                $    141,398   $    165,495   $    181,043   $    183,471   $    146,151
===========================================================================================================

(1) Mortgage banking
 activity is summarized
 below:
Gains on sale of
 mortgage loans,
 mortgage backed
 securities, and home
 equity loans (2)                  $      9,762   $     22,708   $     21,274   $     28,371   $      6,377
Net gains/(loss)
 recorded under SFAS 133                  1,090         (1,039)           717            314            653
Mortgage servicing
 fees, net of mortgage
 servicing rights
 amortization                             2,140            914           (157)         1,370            671
Mortgage servicing
 right (impairments)/
 recoveries                                   -          3,918          6,837         (8,765)         3,954
-----------------------------------------------------------------------------------------------------------
     Total mortgage
      banking revenues             $     12,992   $     26,501   $     28,671   $     21,290   $     11,655
===========================================================================================================

(2) The results for the fourth quarter and third quarter of 2005 include gains of $18.4 million and $13.1 million related to the sale of $898 million and $503 million of home equity loans.

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

=========================================================================================
                                                            QUARTER ENDED
                                           ==============================================
                                                           MARCH 31, 2006
-----------------------------------------------------------------------------------------
                                                                                 YIELD/
(dollars in thousands)                     AVERAGE BALANCE     INTEREST (1)       RATE
-----------------------------------------------------------------------------------------
Earning assets:
   Investment securities                   $    12,715,041   $       168,049         5.29%
   Loans:
    Commercial                                  16,884,583           290,843         6.98%
    Consumer:
      Residential mortgages                     12,777,623           176,652         5.53%
      Home equity loans and lines of
       credit                                    9,673,570           151,660         6.32%
                                           ----------------------------------------------
    Total consumer loans secured by
     real estate                                22,451,193           328,312         5.87%
      Auto Loans                                 4,409,850            61,383         5.65%
      Other                                        476,946             9,185         7.81%
                                           ----------------------------------------------
    Total Consumer                              27,337,989           398,880         5.87%
                                           ----------------------------------------------
   Total loans                                  44,222,572           689,723         6.29%
                                           ----------------------------------------------
    Allowance for loan losses                     (419,386)
                                           ----------------------------------------------
   Total earning assets                         56,518,227   $       857,772         6.11%
                                                             ============================
Other assets                                     7,521,366
                                           ---------------
   Total assets                            $    64,039,593
                                           ===============

Funding liabilities:
  Deposits and other customer related
   accounts:
       NOW accounts                        $     9,124,514   $        54,509         2.42%
       Customer repurchase agreements            1,025,807             9,898         3.91%
       Savings accounts                          3,411,827             6,388         0.76%
       Money market accounts                     8,190,873            48,068         2.38%
                                           ----------------------------------------------
     Core and other customer related
      accounts                                  21,753,021           118,863         2.22%
     Time deposits                              11,597,261           112,974         3.95%
                                           ----------------------------------------------
     Total                                      33,350,282           231,837         2.82%
                                           ----------------------------------------------

  Borrowings:
     Federal Home Loan Bank
      advances                                  13,551,387           143,083         4.27%
     Fed funds and repurchase
      agreements                                   613,518             6,635         4.33%
     Other borrowings                            4,415,349            54,020         4.93%
                                           ----------------------------------------------
     Total borrowings                           18,580,254           203,738         4.43%
                                           ----------------------------------------------
     Total funding liabilities                  51,930,536           435,575         3.39%
                                           ---------------   ============================
Non-interest bearing DDA                         5,086,989
Other liabilities                                1,125,329
                                           ---------------
     Total liabilities                          58,142,854
                                           ---------------
Stockholders' equity                             5,896,739
                                           ---------------
     Total liabilities and
      stockholders' equity                 $    64,039,593
                                           ===============
Net interest income                                          $       422,197
                                                             ===============
Interest rate spread                                                                 2.72%
Contribution from interest free funds                                                0.28%
                                                                               ----------
Net interest margin                                                                  3.00%
                                                                               ==========

(1) Tax equivalent basis

=========================================================================================
                                                            QUARTER ENDED
                                           ==============================================
                                                           DECEMBER 31, 2005
-----------------------------------------------------------------------------------------
                                                                                 YIELD/
(dollars in thousands)                     AVERAGE BALANCE       INTEREST (1)     RATE
-----------------------------------------------------------------------------------------
Earning assets:
   Investment securities                   $    12,700,310   $       165,785         5.22%
   Loans:
    Commercial                                  16,515,988           277,924         6.68%
    Consumer:
      Residential mortgages                     11,859,646           164,689         5.55%
      Home equity loans and lines of
       credit                                   10,176,307           148,285         5.80%
                                           ----------------------------------------------
    Total consumer loans secured by
     real estate                                22,035,953           312,974         5.67%
      Auto Loans                                 4,454,501            62,528         5.57%
      Other                                        490,069             9,395         7.61%
                                           ----------------------------------------------
    Total Consumer                              26,980,523           384,897         5.69%
                                           ----------------------------------------------
   Total loans                                  43,496,511           662,821         6.06%
                                           ----------------------------------------------
    Allowance for loan losses                     (416,118)
                                           ----------------------------------------------
   Total earning assets                         55,780,703   $       828,606         5.92%
                                                             ============================
Other assets                                     7,707,153
                                           ---------------
   Total assets                            $    63,487,856
                                           ===============

Funding liabilities:
  Deposits and other customer related
   accounts:
       NOW accounts                        $     9,454,176   $        53,385         2.24%
       Customer repurchase agreements            1,007,347             8,794         3.46%
       Savings accounts                          3,573,771             6,521         0.72%
       Money market accounts                     8,112,584            39,444         1.93%
                                           ----------------------------------------------
     Core and other customer related
      accounts                                  22,147,878           108,144         1.94%
     Time deposits                              10,376,654            93,305         3.57%
                                           ----------------------------------------------
     Total                                      32,524,532           201,449         2.46%
                                           ----------------------------------------------

  Borrowings:
     Federal Home Loan Bank
      advances                                  13,195,754           143,558         4.32%
     Fed funds and repurchase
      agreements                                 1,197,563            12,545         4.18%
     Other borrowings                            4,417,688            50,241         4.53%
                                           ----------------------------------------------
     Total borrowings                           18,811,005           206,344         4.36%
                                           ----------------------------------------------
     Total funding liabilities                  51,335,537           407,793         3.15%
                                           ---------------   ============================
Non-interest bearing DDA                         5,340,623
Other liabilities                                1,098,993
                                           ---------------
     Total liabilities                          57,775,153
                                           ---------------
Stockholders' equity                             5,712,703
                                           ---------------
     Total liabilities and
      stockholders' equity                 $    63,487,856
                                           ===============
Net interest income                                          $       420,813
                                                             ===============
Interest rate spread                                                                 2.77%
Contribution from interest free funds                                                0.24%
                                                                               ----------
Net interest margin                                                                  3.01%
                                                                               ==========

(1) Tax equivalent basis

=========================================================================================
                                                            QUARTER ENDED
                                           ==============================================
                                                            MARCH 31, 2005
-----------------------------------------------------------------------------------------
                                                                                 YIELD/
(dollars in thousands)                     AVERAGE BALANCE     INTEREST (1)       RATE
-----------------------------------------------------------------------------------------
Earning assets:
   Investment securities                   $    12,128,935   $       153,197         5.06%
   Loans:
    Commercial                                  14,870,517           207,098         5.64%
    Consumer:
      Residential mortgages                      9,167,485           122,953         5.37%
      Home equity loans and lines of
       credit                                   10,002,411           134,955         5.45%
                                           ----------------------------------------------
    Total consumer loans secured by
     real estate                                19,169,896           257,908         5.41%
      Auto Loans                                 4,305,100            54,935         5.18%
      Other                                        578,520            10,247         7.18%
                                           ----------------------------------------------
    Total Consumer                              24,053,516           323,090         5.41%
                                           ----------------------------------------------
   Total loans                                  38,924,033           530,188         5.50%
                                           ----------------------------------------------
    Allowance for loan losses                     (416,637)
                                           ----------------------------------------------
   Total earning assets                         50,636,331   $       683,385         5.44%
                                                             ============================
Other assets                                     6,922,971
                                           ---------------
   Total assets                            $    57,559,302
                                           ===============

Funding liabilities:
  Deposits and other customer related
   accounts:
       NOW accounts                        $     8,041,978   $        25,455         1.28%
       Customer repurchase agreements              842,657             4,016         1.93%
       Savings accounts                          3,930,308             6,131         0.63%
       Money market accounts                     8,152,525            25,487         1.27%
                                           ----------------------------------------------
     Core and other customer related
      accounts                                  20,967,468            61,089         1.18%
     Time deposits                               8,659,080            53,089         2.49%
                                           ----------------------------------------------
     Total                                      29,626,548           114,178         1.56%
                                           ----------------------------------------------

  Borrowings:
     Federal Home Loan Bank
      advances                                  10,910,131           104,938         3.89%
     Fed funds and repurchase
      agreements                                 1,441,246             9,538         2.66%
     Other borrowings                            4,155,507            34,224         3.32%
                                           ----------------------------------------------
     Total borrowings                           16,506,884           148,700         3.64%
                                           ----------------------------------------------
     Total funding liabilities                  46,133,432           262,878         2.31%
                                           ---------------   ============================
Non-interest bearing DDA                         5,162,704
Other liabilities                                  674,463
                                           ---------------
     Total liabilities                          51,970,599
                                           ---------------
Stockholders' equity                             5,588,703
                                           ---------------
     Total liabilities and
      stockholders' equity                 $    57,559,302
                                           ===============
Net interest income                                          $       420,507
                                                             ===============
Interest rate spread                                                                 3.13%
Contribution from interest free funds                                                0.21%
                                                                               ----------
Net interest margin                                                                  3.34%
                                                                               ==========

(1) Tax equivalent basis

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)
================================================================================

NON-PERFORMING ASSETS

==============================================================================================================
                                             MAR. 31       DEC. 31      SEPT. 30       JUNE 30       MAR. 31
(dollars in thousands)                         2006          2005         2005           2005          2005
--------------------------------------------------------------------------------------------------------------
Non-accrual loans:
  Consumer:
    Residential mortgages                  $    31,874   $    30,393   $    33,427   $    31,717   $    37,669
    Home equity loans and
     lines of credit                            61,078        55,543        37,051        35,007        33,383
    Auto loans                                     363           476           462           365           539
    Other consumer loans                         1,920         1,913         2,873         3,013         3,715
                                           -------------------------------------------------------------------
  Total consumer loans                          95,235        88,325        73,813        70,102        75,306
  Commercial                                    87,566       100,372        95,303        91,358        95,528
                                           -------------------------------------------------------------------
  Total non-accrual loans                      182,801       188,697       169,116       161,460       170,834
Restructured loans                                 692           777           822           939         1,026
--------------------------------------------------------------------------------------------------------------
  Total non-performing
   loans                                       183,493       189,474       169,938       162,399       171,860
Real estate owned, net                          13,622        11,411         6,107         8,494        11,286
Other repossessed assets                         3,352         4,678         5,083         2,302         3,709
--------------------------------------------------------------------------------------------------------------
  Total non-performing
   assets                                      200,467       205,563       181,128       173,195       186,855
                                           ===================================================================

Non-performing loans as a
 percentage of total loans                        0.41%         0.43%         0.40%         0.39%         0.43%
Non-performing assets as a
 percentage of total assets                       0.31%         0.32%         0.29%         0.29%         0.32%
Non-performing assets as a
 percentage of total loans,
 real estate owned and
 repossessed assets                               0.44%         0.47%         0.42%         0.42%         0.46%
Allowance for credit losses
 as a percentage of non-
 performing loans                                  239%          231%          257%          272%          255%

NET LOAN CHARGE-OFFS

==============================================================================================================
                                              MAR. 31      DEC. 31      SEPT. 30      JUNE 30        MAR. 31
Quarters ended (in thousands)                  2006          2005         2005          2005          2005
--------------------------------------------------------------------------------------------------------------
  Commercial real estate                   $      (744)  $       564   $       219   $       294   $      (492)
  Commercial and industrial
   and other                                     8,948         4,877         6,209         8,964         7,200
--------------------------------------------------------------------------------------------------------------
  Total Commercial                               8,204         5,441         6,428         9,258         6,708

    Residential mortgages                          159           554           109            72            43
    Home equity loans and
     lines of credit                            10,654         6,998         4,319         3,115         1,831
--------------------------------------------------------------------------------------------------------------
  Total consumer loans
   secured by real estate                       10,813         7,552         4,428         3,187         1,874
    Auto loans                                   7,995         9,137         7,539         5,851         9,557
    Other consumer loans                         1,286         1,079         1,059         1,126         1,449
--------------------------------------------------------------------------------------------------------------
  Total Consumer                                20,094        17,768        13,026        10,164        12,880
                                           -------------------------------------------------------------------
       Total                               $    28,298   $    23,209   $    19,454   $    19,422   $    19,588
                                           ===================================================================

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES


==============================================================================================================
Quarters ended (in                           MAR. 31       DEC. 31      SEPT. 30       JUNE 30       MAR. 31
 thousands)                                   2006          2005          2005          2005          2005
--------------------------------------------------------------------------------------------------------------
Provision for loan
 losses                                         30,559        26,263        19,298        20,442        23,498
Provision/(recoveries)
 for unfunded
 commitments                                    (1,559)         (263)          702         1,558        (1,498)
                                           -------------------------------------------------------------------
Total provision for
 credit losses                             $    29,000   $    26,000   $    20,000   $    22,000   $    22,000
                                           ===================================================================

Allowance for loan
 losses                                        421,860       419,599       418,353       424,711       421,446
Reserve for unfunded
 commitments                                    16,653        18,212        18,475        17,773        16,215
                                           -------------------------------------------------------------------
Total allowance for
 credit losses                             $   438,513   $   437,811   $   436,828   $   442,484   $   437,661
                                           ===================================================================

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)
================================================================================

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

================================================================================
                                         MAR. 31       DEC. 31        SEPT. 30
Quarters ended (in thousands)              2006           2005           2005
--------------------------------------------------------------------------------
  Demand deposit accounts                5,165,140   $  5,331,659   $  5,414,212
  NOW accounts                           9,110,005      8,844,875      9,170,052
  Customer repurchase agreements         1,086,010      1,012,574        959,024
  Savings accounts                       3,397,183      3,460,292      3,684,423
  Money market accounts                  8,384,317      7,989,846      8,167,546
  Certificates of deposits              11,677,492     11,338,460      9,937,334
--------------------------------------------------------------------------------
       Total                          $ 38,820,147   $ 37,977,706   $ 37,332,591
                                      ==========================================

=================================================================
                                         JUNE 30       MAR. 31
Quarters ended (in thousands)              2005          2005
-----------------------------------------------------------------
  Demand deposit accounts             $  5,378,465   $  5,377,378
  NOW accounts                           8,269,183      8,422,725
  Customer repurchase agreements           875,203        828,388
  Savings accounts                       3,807,967      3,922,642
  Money market accounts                  8,352,055      8,673,744
  Certificates of deposits               9,418,691      9,460,879
-----------------------------------------------------------------
       Total                          $ 36,101,564   $ 36,685,756
                                      ===========================

LOAN COMPOSITION - END OF PERIOD

================================================================================
                                         MAR. 31       DEC. 31        SEPT. 30
Quarters ended (in thousands)              2006          2005           2005
--------------------------------------------------------------------------------
  Commercial real estate              $  7,128,116   $  7,209,180   $  7,151,189
  Commercial industrial loans           10,122,781      9,426,466      9,071,731
--------------------------------------------------------------------------------
Total commercial loans                  17,250,897     16,635,646     16,222,920
--------------------------------------------------------------------------------
    Residential mortgages               13,161,773     12,462,802     11,198,366
    Home equity loans and lines of
     credit                              9,892,235      9,793,124     10,301,161
--------------------------------------------------------------------------------
  Total consumer loans secured by
   real estate                          23,054,008     22,255,926     21,499,527
    Auto loans                           4,400,980      4,434,021      4,463,931
    Other consumer loans                   458,528        478,254        505,261
--------------------------------------------------------------------------------
Total consumer loans                    27,913,516     27,168,201     26,468,719
--------------------------------------------------------------------------------
Total loans                           $ 45,164,413   $ 43,803,847   $ 42,691,639
                                      ==========================================

=================================================================
                                          JUNE 30      MAR. 31
Quarters ended (in thousands)             2005           2005
-----------------------------------------------------------------
  Commercial real estate              $  6,946,477   $  6,837,814
  Commercial industrial loans            9,205,540      8,525,778
-----------------------------------------------------------------
Total commercial loans                  16,152,017     15,363,592
-----------------------------------------------------------------
    Residential mortgages                9,997,066      9,782,953
    Home equity loans and lines of
     credit                             10,300,629     10,280,735
-----------------------------------------------------------------
  Total consumer loans secured
   by real estate                       20,297,695     20,063,688
    Auto loans                           4,285,537      4,296,296
    Other consumer loans                   532,230        596,428
-----------------------------------------------------------------
Total consumer loans                    25,115,462     24,956,412
-----------------------------------------------------------------
Total loans                           $ 41,267,479   $ 40,320,004
                                      ===========================

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - AVERAGE

================================================================================
                                        MAR. 31        DEC. 31        SEPT. 30
Quarters ended (in thousands)             2006          2005            2005
--------------------------------------------------------------------------------
  Demand deposit accounts             $  5,086,989   $  5,340,623   $  5,393,736
  NOW accounts                           9,124,514      9,454,176      8,991,339
  Customer repurchase agreements         1,025,807      1,007,347        903,053
  Savings accounts                       3,411,827      3,573,771      3,753,311
  Money market accounts                  8,190,873      8,112,584      8,294,441
  Certificates of deposits              11,597,261     10,376,654      9,810,041
--------------------------------------------------------------------------------
       Total                          $ 38,437,271   $ 37,865,155   $ 37,145,921
                                      ==========================================

=================================================================
                                         JUNE 30        MAR. 31
Quarters ended (in thousands)             2005           2005
-----------------------------------------------------------------
  Demand deposit accounts             $  5,276,428   $  5,162,704
  NOW accounts                           8,425,311      8,041,978
  Customer repurchase agreements           795,418        842,657
  Savings accounts                       3,864,148      3,930,308
  Money market accounts                  8,417,965      8,152,525
  Certificates of deposits               9,458,184      8,659,080
-----------------------------------------------------------------
       Total                          $ 36,237,454   $ 34,789,252
                                      ===========================

LOAN COMPOSITION - AVERAGE

================================================================================
                                        MAR. 31        DEC. 31        SEPT. 30
Quarters ended (in thousands)             2006           2005           2005
--------------------------------------------------------------------------------
  Commercial real estate                 7,193,994   $  7,203,433   $  7,019,781
  Commercial industrial loans            8,603,198      8,273,795      8,499,513
  Other                                  1,087,391      1,038,760        920,774
                                      ------------------------------------------
Total commercial loans                  16,884,583     16,515,988     16,440,068
                                      ------------------------------------------
  Residential mortgages                 12,777,623     11,859,646     10,663,656
  Home equity loans and lines of
   credit                                9,673,570     10,176,307     10,321,853
                                      ------------------------------------------
Total consumer loans secured by
 real estate                            22,451,193     22,035,953     20,985,509
  Auto loans                             4,409,850      4,454,501      4,400,376
  Other consumer loans                     476,946        490,069        515,522
                                      ------------------------------------------
Total consumer loans                    27,337,989     26,980,523     25,901,407
--------------------------------------------------------------------------------
Total loans                           $ 44,222,572   $ 43,496,511   $ 42,341,475
                                      ==========================================

=================================================================
                                         JUNE 30        MAR. 31
Quarters ended (in thousands)              2005           2005
-----------------------------------------------------------------
  Commercial real estate              $  6,909,795   $  6,494,572
  Commercial industrial loans            8,008,968      7,522,968
  Other                                    849,487        852,977
                                      ---------------------------
Total commercial loans                  15,768,250     14,870,517
                                      ---------------------------
  Residential mortgages                 10,634,549      9,167,485
  Home equity loans and lines of
   credit                               10,127,012     10,002,411
                                      ---------------------------
Total consumer loans secured by real
 estate                                 20,761,561     19,169,896
  Auto loans                             4,262,377      4,305,100
  Other consumer loans                     559,544        578,520
                                      ---------------------------
Total consumer loans                    25,583,482     24,053,516
-----------------------------------------------------------------
Total loans                           $ 41,351,732   $ 38,924,033
                                      ===========================

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING/CASH EARNINGS TO REPORTED EARNINGS
(unaudited)
================================================================================

Operating/cash earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, amortization of intangible assets, proxy and related professional fees, and certain other charges. The table below reconciles our GAAP earnings to operating/cash earnings for EPS purposes.

=========================================================================================================
                                                               QUARTER ENDED
                                 ========================================================================
                                                               TOTAL DOLLARS
(dollars in thousands, except    ------------------------------------------------------------------------
per share data - all amounts        MAR. 31        DEC. 31       SEPT. 30        JUNE 30        MAR. 31
are after tax)                       2006           2005           2005           2005           2005
------------------------------   ------------   ------------   ------------   ------------   ------------
Net income as reported           $    141,398   $    165,495   $    181,043   $    183,471   $    146,151

Contingently convertible
 trust preferred
 interest expense, net
 of tax                                 6,327          6,354          6,344          6,335          6,394
                                 ------------   ------------   ------------   ------------   ------------
Net income for EPS
 purposes                        $    147,725   $    171,849   $    187,387   $    189,806   $    152,545
                                 ============   ============   ============   ============   ============
Weighted average diluted
 shares for EPS                       390,825        390,077        393,110        400,371        401,339

Reconciliation to
 operating/cash earnings
 EPS

Net income for EPS
 purposes and EPS as
 reported                        $    147,725   $    171,849   $    187,387   $    189,806   $    152,545

  Merger related and
   integration costs                   (1,819)             -         (1,300)        (5,490)        15,074
  Lease and contract
   termination charges                      -              -           (794)             -          3,382
  Proxy and professional
   fees                                 9,319          3,788              -              -              -
  Amortization of
   intangibles                         11,192         11,548         11,885         12,229         12,322
                                 ------------   ------------   ------------   ------------   ------------
Operating/cash earnings
 for EPS purposes                $    166,417   $    187,185   $    197,178   $    196,545   $    183,323
                                 ============   ============   ============   ============   ============

=========================================================================================================
                                                               QUARTER ENDED
                                 ========================================================================
                                                                 PER SHARE
                                 ------------------------------------------------------------------------
                                    MAR. 31        DEC. 31       SEPT. 30        JUNE 30        MAR. 31
                                     2006           2005           2005           2005           2005
                                 ------------   ------------   ------------   ------------   ------------
Net income as reported
Contingently convertible
 trust preferred interest
 expense, net of tax
                                 ------------   ------------   ------------   ------------   ------------
Net income for EPS purposes      $       0.38   $       0.44   $       0.48   $       0.47   $       0.38
                                 ============   ============   ============   ============   ============

Weighted average diluted shares
 for EPS

Reconciliation to operating/cash
 earnings EPS

Net income for EPS purposes
 and EPS as reported             $       0.38   $       0.44   $       0.48   $       0.47   $       0.38

  Merger related and
   integration costs                    (0.00)             -          (0.00)         (0.01)          0.04
  Lease and contract
   termination charges                      -              -          (0.00)             -           0.01
  Proxy and professional fees            0.02           0.01              -              -              -
  Amortization of intangibles            0.03           0.03           0.03           0.03           0.03
                                 ------------   ------------   ------------   ------------   ------------
Operating/cash earnings for
 EPS purposes                    $       0.43   $       0.48   $       0.50   $       0.49   $       0.46
                                 ============   ============   ============   ============   ============

SOVEREIGN BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)
================================================================================

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                     QUARTER ENDED
======================================================================================
                                              MAR. 31         DEC. 31      SEPT. 30
                                               2006            2005         2005
--------------------------------------------------------------------------------------
Average Equity                           $   5,896,739   $   5,712,703   $   5,694,895
Average Goodwill                            (2,716,324)     (2,714,150)     (2,714,148)
Average CDI                                   (207,908)       (225,049)       (243,149)
                                         ---------------------------------------------
Average Tangible Equity                      2,972,507       2,773,504       2,737,598
                                         =============================================

Operating Return on Average Equity               11.45%          13.00%          13.74%
  Effect of Goodwill                             10.46%          12.72%          13.62%
  Effect of CDI                                   0.80%           1.05%           1.22%
                                         ---------------------------------------------
Tangible Return on Average Equity                22.71%          26.78%          28.58%
                                         =============================================

========================================================================
                                               JUNE 30           MAR. 31
                                                 2005              2005
------------------------------------------------------------------------
Average Equity                           $   5,697,656   $   5,588,703
Average Goodwill                            (2,725,526)     (2,507,849)
Average CDI                                   (261,854)       (270,193)
                                         -----------------------------
Average Tangible Equity                      2,710,276       2,810,661
                                         =============================

Operating Return on Average Equity               13.84%          13.30%
  Effect of Goodwill                             13.91%          11.87%
  Effect of CDI                                   1.34%           1.28%
                                         -----------------------------
Tangible Return on Average Equity                29.09%          26.45%
                                         =============================